UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2008

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada                           000-49724                         91-2079553
(State Or Other                (Commission                    (IRS Employer
     Jurisdiction Of                  File Number)                  Identification No.)
                                                                                                            Incorporation)

14 Wall Street, Suite 1620, New York, New York 10005
(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:   (800) 361-5540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

Effective July 24, 2008, the client auditor relationship between Acies Corporation (the "Company") and Amper, Politziner & Mattia, P.C. ("Amper") was terminated as Amper resigned as the Company’s independent registered accounting firm.  Effective July 28, 2008, the Company engaged GBH CPAs, PC ("GBH"), as its principal independent public accountant for the fiscal years ended March 31, 2008 and 2009. The decision to change accountants was recommended, approved and ratified by the Company's Board of Directors effective July 28, 2008.

Amper's report on the financial statements of the Company for the fiscal year ended March 31, 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended March 31, 2007, and any subsequent interim periods ended December 31, 2007, and through the date the relationship with Amper ceased, there were no disagreements between Amper and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Amper would have caused Amper to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the Company's fiscal year ended March 31, 2007, and any subsequent interim periods ended December 31, 2007, and through the date the relationship with Amper ceased.

The Company has authorized Amper to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that Amper review the disclosure and Amper has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

Amper was appointed as the Company’s independent auditor on December 18, 2006 after the Company’s Audit Committee dismissed Malone & Bailey, PC (“Malone”) as the Company’s independent auditor on that same date. In connection with the audit of the Company's fiscal year ended March 31, 2006, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased, there were no disagreements between Malone and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Malone would have caused Malone to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There were no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Company's fiscal year ended March 31, 2006, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased.

The Company has not previously consulted with GBH regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item Item 304(a)(1)(v) of Regulation S-K) during the Company's fiscal years ended March 31, 2006 and March 31, 2007, and any later interim period, including the interim period up to and including the date the relationship with Amper ceased (however, certain of the current partners of GBH were employed by Malone during the Company's engagement of Malone). GBH has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). GBH did not furnish a letter to the Commission.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

16.1*	Letter from Amper, Politziner & Mattia, P.C.

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date:  July 30, 2008